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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated August 20, 2001, and to all references to our firm included in or made a part of this registration statement of Nuveen Investment Trust (comprising the Nuveen Large-Cap Value Fund, Nuveen European Value Fund, Nuveen Balanced Stock and Bond Fund, and Nuveen Balanced Municipal and Stock Fund).


ARTHUR ANDERSEN LLP


Chicago, Illinois
October 24, 2001